                                                                   EXHIBIT 10.54

                          PURCHASE AND SALE AGREEMENT
                            AND ESCROW INSTRUCTIONS


                                BY AND BETWEEN



                             KILROY REALTY, L.P.,
                        A DELAWARE LIMITED PARTNERSHIP
                                      AS
                                    "BUYER"

                                      AND

                         PULLMAN CARNEGIE ASSOCIATES,
                       A CALIFORNIA LIMITED PARTNERSHIP
                                      AS
                                   "SELLER"

                               TABLE OF CONTENTS
                               -----------------

                                                                   PAGE
                                                                   ----
ARTICLE I. PURCHASE AND SALE.....................................     1
     1.1. Agreement of Purchase and Sale.........................     1
     1.2. Property Defined.......................................     2
     1.3. Purchase Price.........................................     2
     1.4. Opening of Escrow; Deposit.............................     2
     1.5. Payment of Purchase Price..............................     3
     1.6. Deposit as Liquidated Damages..........................     3
     1.7. Escrow Holder..........................................     4
ARTICLE II. TITLE AND SURVEY.....................................     5
     2.1. Delivery of Title Documents............................     5
     2.2. Title Examination......................................     5
     2.3. Pre-Closing "Gap" Title Defects........................     6
     2.4. Permitted Exceptions...................................     6
     2.5. Conveyance of Title....................................     7
ARTICLE III. REVIEW OF PROPERTY..................................     7
     3.1. Right of Inspection....................................     7
     3.2. Environmental Reports..................................     8
     3.3. Right of Termination...................................     8
     3.4. Review of Tenant Estoppel..............................     8
ARTICLE IV. CLOSING..............................................     9
     4.1. Time and Place.........................................     9
     4.2. Seller's Obligations At and Prior to Closing...........     9
     4.3. Buyer's Obligations at Closing.........................    11
     4.4. Credits and Prorations.................................    12
     4.5. Transaction Taxes and Closing Costs....................    14
     4.6. Conditions Precedent to Obligation of Buyer............    15
     4.7. Conditions Precedent to Obligation of Seller...........    15
ARTICLE V. REPRESENTATIONS, WARRANTIES AND COVENANTS.............    16
     5.1. Representations and Warranties of Seller...............    16
     5.2. Knowledge Defined......................................    21
     5.3. Survival of Seller's Representations and Warranties....    21
     5.4. Covenants of Seller....................................    21
     5.5. Representations and Warranties of Buyer................    22
     5.6. Survival of Buyer's Representations and Warranties.....    22
ARTICLE VI. DEFAULT..............................................    23
     6.1. Default by Buyer.......................................    23

     6.2. Default by Seller......................................    23
     6.3. Recoverable Damages....................................    23
ARTICLE VII. RISK OF LOSS........................................    23
     7.1. Minor Damage...........................................    23
     7.2. Major Damage...........................................    23
     7.3. Definition of "Major" Loss or Damage...................    24
ARTICLE VIII. BROKERAGE COMMISSIONS..............................    24
ARTICLE IX. DISCLAIMERS..........................................    25
ARTICLE X. MISCELLANEOUS.........................................    25
     10.1.  Confidentiality......................................    25
     10.2.  Public Disclosure....................................    25
     10.3.  Assignment...........................................    25
     10.4.  Notices..............................................    25
     10.5.  Modifications........................................    27
     10.6.  Entire Agreement.....................................    27
     10.7.  Further Assurances...................................    27
     10.8.  Counterparts.........................................    27
     10.9.  Facsimile Signatures.................................    27
     10.10. Severability.........................................    27
     10.11. Applicable Law.......................................    27
     10.12. No Third Party Beneficiary...........................    27
     10.13. Captions.............................................    28
     10.14. Construction.........................................    28
     10.15. Recordation..........................................    28

EXHIBITS

A         -   DESCRIPTION OF LAND
B         -   LIST OF PERSONAL PROPERTY
C         -   FORM OF ASSIGNMENT OF LEASE
D         -   LIST OF OPERATING AGREEMENTS
E         -   OREDS LETTER AND RELATED CORRESPONDENCE
F         -   FORM OF QUIT CLAIM DEED
G         -   ESCROW HOLDER'S GENERAL PROVISIONS
H         -   LIST OF ENVIRONMENTAL REPORTS
I         -   TENANT ESTOPPEL FORM
J         -   FORM OF DEED
K         -   FORM OF BILL OF SALE
L         -   FORM OF ASSIGNMENT OF CONTRACTS
M         -   FORM OF FIRPTA AND CALFIRPTA CERTIFICATES
N         -   FORM OF TENANT NOTICE
O         -   LIST OF SPECIFIED LITIGATION
P         -   LIST OF BROKERAGE AGREEMENTS
Q         -   LIST OF VIOLATION NOTICES
R         -   RENT ROLL
S         -   LIST OF CERTAIN TENANT COSTS AND COMMISSIONS
T         -   8-K AND AUDIT REQUIREMENTS

                          PURCHASE AND SALE AGREEMENT
                            AND ESCROW INSTRUCTIONS

          THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this "Agreement") is made as of May 5, 1997 (the "Effective Date"), by and between
----------                                    --------------
KILROY REALTY, L.P., a Delaware limited partnership ("Buyer"), and
                                                      -----
PULLMAN CARNEGIE ASSOCIATES, a California limited partnership ("Seller").
                                                                ------
                                  ARTICLE I.

                               PURCHASE AND SALE

          Section 1.1. Agreement of Purchase and Sale. Subject to the terms and
                       ------------------------------
conditions hereinafter set forth, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the following:

          (a) that certain parcel of land situated in Orange County, California more particularly described in Exhibit A attached hereto, together with all
                               ---------
rights and appurtenances pertaining to such land, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the parcel of land described in this clause (a) of Section 1.1 being herein referred to collectively as the "Land"). The Land is located at 2501 Pullman Avenue,
                        ----
Santa Ana, California, and 1700 Carnegie Avenue, Santa Ana, California;

          (b) the buildings, structures, fixtures and other improvements affixed to or located on the Land, excluding fixtures owned by tenants (the property described in this clause (b) of Section 1.1 being herein referred to collectively as the "Improvements") (The Land and Improvements are referred to
                     ------------
collectively herein as the "Real Property");
                            -------------

          (c) any and all of Seller's right, title and interest in and to all tangible personal property located upon the Land or within the Improvements, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller, located on and used exclusively in connection with the operation of the Real Property, which personal property includes without limitation the personal property listed on Exhibit B attached hereto (the
                                           ---------
property described in this clause (c) of Section 1.1 being herein referred to collectively as the "Personal Property");
                     -----------------

          (d) any and all of Seller's right, title and interest in and to that certain lease dated April 28, 1988, by and between Seller as landlord and State of California as tenant, as amended, covering all or any portion of the Real Property, to the extent it is in effect on the date of the Closing (as such term is defined in Section 4.1 hereof) (the property described in this clause (d) of
Section 1.1 being herein referred to as the "Lease" which Lease is identified on
                                             -----
the rent roll attached hereto as Schedule 2 to Exhibit C), together with all
                                               ---------
rents and other sums due thereunder after the Closing (collectively the "Rents"); and
 -----

          (e) any and all of Seller's right, title and interest in and to (i) all assignable contracts and agreements (collectively, the "Operating
                                                            ---------
Agreements") listed and described on Exhibit D attached hereto and made a part
----------
hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property, and (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property, (iii) all assignable existing permits, licenses, approvals, entitlements, certificates and authorizations issued by any governmental authority in connection with the Property (as defined in Section
1.2 below) and (iv) the tradenames and trademarks used or useful in connection with the Real Property, but only to the extent that the same are not trademarks or tradenames of Seller (the property described in this clause (e) of Section
1.1 being collectively referred to herein as the "Intangibles").
                                                  -----------

          Section 1.2. Property Defined. The Land, the Improvements, the
                       ----------------
Personal Property, the Lease and the Intangibles are collectively referred to herein as "Property." The Property contains two office buildings with, in the aggregate, approximately 124,921 rentable square feet.

          Section 1.3. Purchase Price. Seller is to sell and Buyer is to
                       --------------
purchase the Property for the amount of:

          (a) Fifteen Million Four Hundred and Fifty Thousand Dollars ($15,450,000); plus

          (b) the amount, which shall not exceed Eight Hundred and Fifty Thousand Dollars ($850,000), that is incurred or expended by Seller between the Effective Date and Closing in completing the unfinished rehabilitation and retrofitting items set forth in that certain letter dated May 13, 1997 from Karen Fredericks, Vice President of Essex Realty Management to Tony Macris, Associate Space Planner of the Office of Real Estate and Design Services ("OREDS") (the "OREDS Letter") in response to the November 13, 1996 letter from Tony Macris to Burrel Magnusson and Karen Fredericks, together with those underlying structural reports evidenced by the letters of October 3, 1996 and December 16, 1996 from Robert Lawson of Robert Lawson, Structural Engineers, letters of December 3, 1996 and December 16, 1996 from Pacific Building Industries and the letter of August 9, 1996 from Dames & Moore; each of which are attached hereto as Exhibit E.
                       ---------

          The aggregate of the amounts set forth in subparagraphs (a) and (b) of this Section 1.3 are collectively referred to herein as the "Purchase Price".

          Section 1.4. Opening of Escrow; Deposit. Not later than three (3) days
                       --------------------------
following the parties' mutual execution and delivery of this Agreement, Buyer shall open an escrow (the "Escrow") with Commerce Escrow Company (the "Escrow
                                                                       ------
Holder"), having its office at the address set forth under Section 10.4, by
------
concurrently delivering to Escrow Holder a full executed original of this Agreement and depositing into Escrow the sum of Three Hundred and Fifty Thousand Dollars ($350,000) (the "Deposit") in good funds either by certified bank or
                         -------
cashier's check or by federal wire transfer. Escrow Holder shall hold the Deposit in an interest-bearing account reasonably acceptable to Seller and Buyer, in accordance with the terms, and conditions of this Agreement with interest accruing thereon to be paid to Buyer upon demand to Escrow Holder or, at Buyer's election, paid to Seller and credited to the Purchase Price upon the Closing. All interest accrued on the Deposit shall be deemed income of Buyer; and Buyer shall be responsible for the payment of all costs and fees imposed on the Deposit account.

          (b) Upon expiration of the Contingency Period (as defined in Section 2.2(a) below) the Deposit shall be immediately released to Seller by Escrow Holder and concurrently therewith Seller shall deliver to Buyer for immediate recordation a Deed of Trust on the Property in a form reasonably satisfactory to Buyer to secure the repayment of the Deposit to Buyer if Buyer becomes entitled to a refund. Buyer shall concurrently deliver into Escrow a Quit Claim Deed for the Property in substantially the form attached hereto as Exhibit F. In the
                                                          ---------
event of Seller's default under this Agreement after the expiration of the Contingency Period, or in the event a closing condition for the benefit of Buyer fails to occur, Buyer shall be legally entitled to the full refund of the Deposit. In either such event, Weyerhaeuser Venture Co., a limited partner of Seller, shall cause the Deposit to be refunded to Seller. Failure of Seller or Weyerhaeuser Venture Co. to refund the Deposit in either of such events shall be an event of default permitting Buyer to foreclose on the Deed of Trust. If the Deposit is refunded to Buyer or if the Closing fails to occur and Seller becomes entitled to retain the Deposit as liquidated damages in accordance with Section
1.6 hereof, Escrow Holder shall record the Quit Claim Deed. If a dispute arises between Buyer and Seller with respect to the recordation of the Quit Claim Deed and Seller desires to remove the lien of the Deed of Trust from the Property, Seller may post a bond from a reputable lender or bonding institution, or other security satisfactory to Buyer in the amount of the Deposit. Upon delivery of the bond or other satisfactory security, Escrow Holder shall cause the Quit Claim Deed to be recorded.

          Section 1.5. Payment of Purchase Price. The Purchase Price, as
                       -------------------------
increased or decreased by prorations and adjustments as herein provided, less the Deposit, shall be payable in full through Escrow at Closing in cash by wire transfer of immediately available funds to a bank account designated by Seller in writing to Escrow Holder prior to the Closing.

          Section 1.6. Deposit as Liquidated Damages. EXCEPT AS OTHERWISE
                      -----------------------------
SPECIFICALLY SET FORTH HEREIN AND PROVIDED THAT SELLER IS NOT IN MATERIAL BREACH HEREOF AND PROVIDED FURTHER THAT ALL CLOSING CONDITIONS IN FAVOR OF BUYER HEREIN HAVE BEEN SATISFIED, THE DEPOSIT (BUT NOT THE INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED AS A RESULT OF BUYER'S FAILURE, REFUSAL OR INABILITY TO DO SO. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT SO CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY EXECUTING THIS SECTION 1.6 BELOW, THE PARTIES ACKNOWLEDGE THAT THE THREE HUNDRED AND FIFTY THOUSAND DOLLAR ($350,000) NONREFUNDABLE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES, AND AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT THE CLOSING DOES NOT OCCUR AND AS

SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER ARISING FROM SUCH FAILURE OF THE SALE TO CLOSE. NOTWITHSTANDING THE FORGOING, THIS SECTION 1.6 SHALL NOT LIMIT THE DAMAGES RECOVERABLE BY SELLER RESULTING FROM A BREACH OTHER THAN SUCH FAILURE, REFUSAL OR INABILITY BY BUYER TO PURCHASE THE PROPERTY. BY THEIR SEPARATELY EXECUTING THIS SECTION 1.6 BELOW, BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

PULLMAN CARNEGIE ASSOCIATES,                 KILROY REALTY, L.P., a Delaware
a California limited partnership             limited partnership

By:  Bay-Santa Ana Partners,                 By:  KILROY REALTY CORPORATION, a
     a California limited partnership, its        Maryland corporation, its General
     General Partner                              partner

     By:  Bay Development Corporation             By:   /s/ Jeffrey C. Hawken
          a California corporation, its                 ---------------------------
          General Partner                         Name:  Jeffrey C. Hawken
                                                        ---------------------------
                                                  Its:   Executive Vice President
                                                         --------------------------


By:    /s/ Burrel D. Magnusson
       -------------------------
Name:  Burrel D. Magnusson
Its:   President

          Section 1.7. Escrow Holder. Escrow Holder shall hold and dispose of
                       -------------
the Deposit in accordance with the terms of this Agreement. Seller and Buyer agree that the duties of the Escrow Holder hereunder are purely ministerial in nature and shall be expressly limited to the administration of the Escrow and the safekeeping and disposition of the Deposit and any closing funds delivered into Escrow in accordance with this Agreement. Escrow Holder shall incur no liability in connection with the safekeeping or disposition of the Deposit for any reason other than Escrow Holder's failure to comply with any written escrow instructions signed by Buyer and Seller, willful misconduct or gross negligence. If Escrow Holder is in doubt as to its duties or obligations with regard to the Deposit, or if Escrow Holder receives conflicting instructions from Buyer and Seller with respect to the Deposit, then Escrow Holder shall not be required to disburse the Deposit and may, at its option, continue to hold the Deposit until both Buyer and Seller agree as to its disposition, or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Escrow Holder may interplead the Deposit in accordance with the laws of the state in which the Property is located. Escrow Holder shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon.

Escrow Holder shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 1.4, 1.5, 1.6, 1.7 and Article IV hereof. The parties agree to be bound by Escrow Holder's General Provisions attached hereto as Exhibit G; provided, however in the event of a discrepancy between this
   ---------
Agreement and Escrow Holder's General Provisions, this Agreement shall prevail.

                                  ARTICLE II.

                               TITLE AND SURVEY

          Section 2.1. Delivery of Title Documents. As soon as reasonably
                       ---------------------------
practicable but in no event later than ten (10) days after the Effective Date, Seller shall cause to be delivered to Buyer (a) a current preliminary title report respecting the Property, to be obtained by Seller at Buyer's expense; (b) copies of all documents referred to in the preliminary title reports, (c) copies of the most recent property tax bills for the Property; and (d) a copy of Seller's title insurance policy and/or survey for the Property, if available (the documents referred to in (a) - (d) of this Section 2.1 are collectively referred to as the "Title Documents").
                    ---------------

          Section 2.2. Title Examination.
                       -----------------

          (a) During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on June 13, 1997 (hereinafter referred to as the "Contingency Period"), Buyer shall have the right to review the Title
        ------------------
Documents and otherwise examine the status of title to the Property. Seller shall have no obligation to extend the Contingency Period beyond June 13, 1997 under any circumstances, time being of the essence of this provision. If Seller has not actually received the Deposit immediately after the expiration of the Contingency Period for any reason, Seller may terminate this Agreement and neither party shall have any further obligations hereunder.

          (b) During the Contingency Period, Buyer shall have the right (but not the obligation) to obtain and approve, a new or updated ALTA survey of the Property to be prepared by a licensed surveyor or engineer hired by Buyer at Buyer's expense (collectively, the "Survey"). Buyer may obtain an ALTA "extended coverage" supplemental report for the Property covered by the Survey, provided Buyer pays any additional expense therefor and satisfies any other Title Company requirements for the issuance thereof.

          (c) Buyer shall notify Seller in writing (the "Title Notice") prior to the expiration of the Contingency Period which exceptions to title (including survey matters), if any, will not be accepted by Buyer. If Buyer fails to notify Seller in writing of any exceptions to title by the expiration of the Contingency Period, then Buyer shall be deemed to have approved the condition of title to the Real Property. If Buyer notifies Seller in writing that Buyer objects to any exceptions to title, then Seller shall have two (2) business days after receipt of the Title Notice to notify Buyer in writing (a) that Seller will remove such objectionable exceptions from title on or before the Closing; or (b) that Seller elects not to cause such exceptions to be removed. If Seller fails to notify Buyer in writing of its election within said two (2) business day period, the Seller shall be deemed to have elected not to cause such exception to be cured. The procurement by

Seller of a commitment for the issuance of the Title Policy (as defined in Section 2.5 hereof) or an endorsement thereto insuring Buyer against any title exception which was disapproved pursuant to this Section 2.2 shall be deemed a cure by Seller of such disapproval. If Seller gives Buyer notice under clause
(b) above, then Buyer shall have two (2) business days within which to notify Seller in writing that Buyer will nevertheless proceed with the purchase and take title to the Property subject to such exceptions, or that Buyer will terminate this Agreement. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit and all interest thereon shall be returned to Buyer and each party shall bear its own costs incurred hereunder. If Buyer fails to notify Seller in writing of its election within said two (2) business day period, then Buyer shall be deemed to have elected to proceed with the purchase and take title to the Property subject to such exceptions. Notwithstanding the foregoing, Buyer need not disapprove any monetary lien representing monies owed, as Seller hereby agrees to cause all such monetary liens (other than non-delinquent ad valorem real estate taxes and assessments) to be removed prior to Closing. If Seller fails to remove any such monetary lien prior to Closing, then Buyer shall apply such portion of the Purchase Price as is necessary to cause the removal of such items prior to Closing, and the proceeds of escrow to be otherwise distributed to Seller upon Closing shall be reduced by the amount so applied.

          Section 2.3. Pre-Closing "Gap" Title Defects. Buyer may, at or prior
                       -------------------------------
to Closing, notify Seller in writing (the "Gap Notice") of any objections to
                                           ----------
title (a) raised by the Title Company between the expiration of the Contingency Period and the Closing and (b) not disclosed by the Title Company or otherwise known to Buyer prior to the expiration of the Contingency Period. Buyer must notify Seller of such objection to title within two (2) business days, but prior to Closing, of being made aware of the existence of such exception. If Buyer sends a Gap Notice to Seller, then Buyer and Seller shall have the same rights and obligations with respect to such notice as apply to a Title Notice under
Section 2.2(c) hereof.

          Section 2.4. Permitted Exceptions. The Property shall be conveyed
                       --------------------
subject to the following matters, which are hereinafter referred to as the "Permitted Exceptions":
 --------------------

          (a) those matters that either are not objected to in writing within the time periods provided in Sections 2.2(c) or 2.3 hereof, or if objected to in writing by Buyer, are those which Seller has elected not to remove or cure, or has been unable to remove or cure, and subject to which Buyer has elected or is deemed to have elected to accept the conveyance of the Property;

          (b)  the rights of the tenant under the Lease;

          (c) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

          (d) local, state and federal laws, ordinances or governmental regulations, including but not limited to building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

          (e) items shown on the Survey which are not objected to by Buyer or are waived or deemed waived by Buyer in accordance with Section 2.2(c) hereof.

          Section 2.5. Conveyance of Title. At Closing Seller shall convey and
                       -------------------
transfer to Buyer fee simple title to the Real Property, by execution and delivery of a Deed (as defined in Section 4.2(a)(i) hereof) respecting the Property. Evidence of delivery of such title shall be the issuance by Title Company of a CLTA Standard Coverage Owner's Policy of Title Insurance (the "Title Policy") covering the Property, in the aggregate amount of the Purchase
 ------------
Price, subject only to the Permitted Exceptions; provided, however, that if Buyer has delivered to the Title Company prior to the Closing a Survey in compliance with all applicable ALTA requirements, then the Title Policy required hereunder shall be an ALTA Extended Coverage Owner's Policy of Title Insurance in accordance with Section 2.2(b) hereof.

                                 ARTICLE III.

                              REVIEW OF PROPERTY

          Section 3.1. Right of Inspection. During the Contingency Period, Buyer
                       -------------------
shall have the right to:

          (a) Perform, or hire consultants to perform a physical inspection of the Property.

          (b) Inspect, or hire consultants to inspect, the environmental condition of the Property pursuant to the terms and conditions of this Agreement, to obtain and review, at Buyer's sole election and cost, soils, geology, structural and environmental and any other engineering reports and to examine the defects in the Property alleged in the November 13, 1996 letter from Tony Macris to Burrel Magnusson, discuss the resolution of those items with representatives of the tenant under the lease and make and determine cost estimates relating to those defects.

          (c) To obtain and examine a search report showing liens against the Personal Property which have been perfected by filings under the Uniform Commercial Code.

          (d) To examine at the Property, Seller's office and/or the property manager's office, as the case may be, all books, records, reports, and files related to the ownership, leasing, maintenance and operation of the Property, which are to be provided by Seller to the extent available. Such documents include, without limitation, (i) Seller's current Lease files for the Property, including copies of the Lease, Operating Agreements, and letters of intent from prospective tenants (ii) Seller's financial records concerning the Property's income and operating expenses showing, among other things, all sources of revenue and expense (including utility rates, ad valorem tax rates, maintenance expenses and any anticipated capital improvements) through March 31, 1997 (iii) existing notes and deeds of trust encumbering the Property, (iv) as-built plans and specifications for the Improvements, (v) prior soils, geology, structural and engineering reports, (vi) recorded and unrecorded parking agreements, (vii) common area maintenance agreements or other agreements affecting the Property,
(viii) certificates of occupancy pertaining to the Improvements (ix) pertinent correspondence with governmental agencies and the current tenant concerning the Property (x) evidence that the Property is zoned for the purpose to which Buyer intends to use it and (xi) documents which set forth the capital improvements to be made pursuant to Paragraph II of the OREDS Letter. Notwithstanding the foregoing, Buyer shall not have the right to examine Seller's partnership or corporate records, internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, confidential or privileged information (collectively, the "Confidential Documents").
 ----------------------

          Any on-site inspections of the Property shall occur as soon as possible after prior oral or written notice to Seller and shall be conducted so as not to interfere unreasonably with the use of the Property by Seller or the tenant. Seller may have a representative present during any such inspections. If Buyer desires to do any invasive testing at the Property, Buyer shall do so only after notifying Seller and obtaining Seller's prior written consent thereto, which consent shall not be unreasonably withheld or delayed. Buyer agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys' fees), damages or injuries arising out of or resulting from the inspection of the Property by Buyer or its agents or consultants, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive the Closing or any termination of this Agreement. Buyer shall keep the Property free and clear of any mechanic's liens or materialmen's liens arising out of Buyer's entry onto the Property.

          Section 3.2. Environmental Reports. Buyer acknowledges that Buyer has
                       ---------------------
received copies of the environmental reports listed on Exhibit H attached
                                                       ---------
hereto.

          Section 3.3. Right of Termination. If for any reason whatsoever Buyer
                       --------------------
determines that any aspect of the documents listed in Section 3.1 hereof or the results of any inspections contemplated by Section 3.1 hereof makes the Property unsuitable for Buyer's acquisition, or Buyer does not approve, or waive, the failure to occur of any commercially reasonable contingencies, Buyer shall have the right, prior to the expiration of the Contingency Period, to give written notice thereof to Seller. If Buyer gives such notice, this Agreement shall terminate and neither party shall have any further obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit and all interest thereon shall be returned to Buyer and each party shall bear its own costs incurred hereunder. If Buyer fails to give Seller a notice of termination prior to the expiration of the Contingency Period, then Buyer shall be deemed to have approved all aspects of the Property (except (i) title and survey, which shall be governed by Article II hereof and (ii) tenant estoppels, which shall be governed by Section 3.4 hereof) and to have elected to proceed with the purchase of the Property pursuant to the terms hereof.

          Section 3.4 Review of Tenant Estoppel. Seller shall deliver to the
                      -------------------------
tenant of the Property an estoppel certificate in substantially the form of
Exhibit I attached hereto (the "Tenant Estoppel") and shall request that the tenant complete and sign the Tenant Estoppel and return it to Seller. The Tenant Estoppel shall not be dated more than thirty (30) days prior to the Closing Date. Seller shall deliver a copy of the completed Tenant Estoppel to Buyer upon its receipt thereof. Buyer shall notify Seller within two (2) business days of its receipt the Tenant Estoppel if Buyer determines that the Tenant Estoppel is not acceptable to Buyer, along with the reasons for such determination. If Buyer fails to give such notice within such two (2) business day period, then the Tenant Estoppel shall be deemed to be acceptable to Buyer. If Seller fails to obtain a Tenant Estoppel with respect to the tenant at the Property which is satisfactory to Buyer on or before two (2) business days prior to the expiration of the Contingency Period, Buyer shall have the right to terminate this Agreement by written notice to Seller. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit and all interest thereon shall be returned to Buyer, and each party shall bear its own costs incurred hereunder. If Buyer fails to give Seller a notice of termination as set forth above, Buyer shall be deemed to have approved the Tenant Estoppel and to have elected to proceed with the purchase of the Property pursuant to the terms hereof. In that event Buyer may demand and Seller shall deliver an estoppel certificate in substantially the form of Exhibit I
                                                                   ---------
with such estoppel certificate to be executed by the landlord/owner of the leased premises. The provisions of this Section 3.4 shall survive the Closing.

                                  ARTICLE IV.

                                    CLOSING

          Section 4.1. Time and Place. The consummation of the transaction
                       --------------
contemplated hereby (the "Closing") shall be held at the offices of Escrow
                          -------
Holder, at the address set forth under Section 10.4, on June 24, 1997. At the Closing, Seller and Buyer shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions; provided that the Deed shall not be recorded until Escrow Holder has received the full amount of the Purchase Price (which shall include the Deposit and all interest accrued thereon), adjusted by prorations as set forth herein.

          Section 4.2. Seller's Obligations At and Prior to Closing. Seller
                       --------------------------------------------
shall:

          (a) no less than one (1) business day prior to Closing, deliver to Escrow Holder:

               (i)       a duly executed and notarized grant deed (the "Deed")
                                                                        ----
in the form attached hereto as Exhibit J, conveying the Real Property, subject
                               ---------
only to the Permitted Exceptions;

               (ii)      a duly executed bill of sale (the "Bill of Sale") in
                                                            ------------
the form attached hereto as Exhibit K, conveying the Personal Property without
                            ---------
warranty of title or use and without warranty, express or implied, as to merchantability and fitness for any purpose;

               (iii) a duly executed assignment of lease (the "Assignment of Lease") in the form attached hereto as Exhibit C, pursuant to which, among other
                                       ---------
things, (x) Seller shall assign to Buyer, and Buyer shall assume, the landlord/lessor interest in and to the Lease and Rents, (y) Seller shall indemnify Buyer and hold Buyer harmless from and against any and all claims pertaining to the Lease arising prior to the Closing, except for the cost of completing any unfinished rehabilitation and retrof itting items and/or any unfinished HVAC repairs and carpeting described in the OREDS Letter, all of which shall be Buyer's obligation and (z) Buyer shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining to the Lease arising from and after the Closing and from and against any and all claims pertaining to the completion of any unfinished rehabilitation and retrofitting items and/or any such unfinished HVAC repairs and unfinished carpeting required by the OREDS Letter;

               (iv) a duly executed assignment and assumption agreement (the "Assignment of Contracts") in the form attached hereto as Exhibit L,
      -----------------------                                  ---------
pursuant to which, among other things, (x) Seller shall, to the extent assignable, assign to Buyer, and Buyer shall assume, Seller's interest in the Intangibles, (y) Seller shall indemnify Buyer and hold Buyer harmless from and against any and all claims pertaining to the Operating Agreements arising prior to Closing, and (z) Buyer shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining to the Operating Agreements from and after the Closing;

               (v) such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

               (vi) FIRPTA and CALFIRPTA certificates in the form attached hereto as Exhibits M-1 and M-2 duly executed by Seller;
          ------------     ---

               (vii) such affidavits as may be customarily and reasonably required by the Title Company;

               (viii) an executed closing statement reasonably acceptable to Seller; and

               (ix) such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement;

          (b)  join with Buyer to execute notices (the "Tenant Notices") in the
                                                        --------------
form attached hereto as Exhibit N, which Buyer shall send to the tenant under
                        ---------
the Lease promptly after the Closing, informing the tenant of the sale of the Property and of the assignment to Buyer of Seller's interest in, and obligations under the Lease and directing that all Rent and other sums payable after the Closing under the Lease be paid as set forth in the notice; and

          (c)  at or prior to Closing, deliver to Buyer:

               (i) if any representation or warranty of Seller needs to be modified due to changes since the Effective Date, a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized representative thereof, identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Buyer for, or be deemed to be in default hereunder by reason of any breach of representation or warranty which results from any change that (x) occurs between the Effective Date and the date of Closing and (y) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent. The occurrence of a change in a representation and warranty which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Buyer, constitute the non-fulfillment of the condition set forth in Section 4.6(b) hereof. If, despite changes or other matters described in such certificate, the Closing occurs, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

               (ii) the original Lease and the Operating Agreements, together with such leasing and property files and records located at the Property or Seller's and/or the property manager's office, which are material in connection with the continued operation, leasing and maintenance of the Property, but excluding any Confidential Documents. For a period of three (3) years after the Closing, Buyer shall allow Seller and its representatives access without charge to all files, records and documents delivered to Buyer at the Closing, upon reasonable advance notice and at all reasonable times, to make copies of any and all such files, records and documents, which right shall survive the Closing;

               (iii) keys (if any) to, and possession and occupancy of, the Property, subject only to the Permitted Exceptions.

          Section 4.3. Buyer's Obligations at Closing. Buyer shall:
                       ------------------------------

          (a) Not less than one (1) business day prior to Closing, deliver to Escrow Holder:

               (i) the full amount of the Purchase Price as increased or decreased by prorations and adjustments, less the Deposit, as provided in
Section 1.5 hereof;

               (ii)      a duly executed Assignment of Lease;

               (iii)     a duly executed Assignment of Contracts;

               (iv) such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Buyer;

               (v) such affidavits, as may be customarily and reasonably required by the Title Company;

               (vi) an executed closing statement reasonably acceptable to Buyer; and

               (vii) such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement;

          (b)  if any representation or warranty of Buyer set forth in Section
5.5 hereof needs to be modified due to changes since the Effective Date, deliver to Seller a certificate, dated as of the date of Closing and executed on behalf of Buyer by a duly authorized representative thereof, identifying any such representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Buyer be liable to Seller for, or be deemed to be in default hereunder by reason of any breach of representation or warranty set forth in Section 5.5 hereof which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Buyer to prevent. The occurrence of a change in a representation or warranty which is not permitted hereunder or is beyond the reasonable control of Buyer to prevent shall, if materially adverse to Seller, constitute the non-fulfillment of the conditions set forth in Section 4.7(c) hereof. If, despite changes or other matters described in such certificate, the Closing occurs, Buyer's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate; and

          (c)  join with Seller to execute the Tenant Notices.

          Section 4.4. Credits and Prorations.
                       ----------------------

          (a) All income and expenses of the Property shall be apportioned as of 12:01 a.m., on the day of Closing as if Buyer were vested with title to the Property during the entire day upon which Closing occurs, subject, however, to Buyer's obligation, net of expenses, to pay to Seller Seller's portion of the income of the Property received by Buyer in arrears for the portion of the month of June that precedes the Closing, it being acknowledged that the tenant pays rent in arrears. Such prorated items include without limitation the following:

               (i)       all Rents, if any;

               (ii) taxes and assessments (including personal property taxes on the Personal Property) levied against the Property;

               (iii) utility charges respecting the Property for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen (15) days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility;

               (iv) all amounts payable under brokerage agreements and Operating Agreements, pursuant to the terms of this Agreement;

               (v) all operating cost reimbursements, percentage rents, additional rents and other retroactive rental escalations, sums or charges payable by the tenant under the Lease which accrue prior to the Closing but are not then due and payable, shall be prorated as of the Closing. Such amounts shall be for the account of Seller for the period before the Closing and for the account of Buyer from and after the Closing; and

               (vi) any other operating expenses or other items pertaining to the Property which are customarily prorated between a buyer and a seller in the county in which the Property is located.

          (b)  Notwithstanding anything contained in Section 4.4(a) hereof:

               (i) Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments due and payable during the year of Closing have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing, and Buyer shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days after such amounts are determined following Closing, subject to the provisions of Section 4.4(d) hereof. Buyer shall pay all supplemental taxes resulting from the change in ownership and reassessment occurring as of the Closing Date;

               (ii) Unpaid and delinquent Rent collected by Seller and Buyer after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent Rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Buyer any such Rent which Buyer is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Buyer collects any unpaid or delinquent Rent from the Property, Buyer shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such Rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Buyer agree that all Rent received by Seller or Buyer after the date of Closing shall be applied first to actual out-of-pocket costs of collection incurred by Seller or Buyer, as applicable, with respect to the tenant; second, to Rents due from such tenant for the month in which such payment is received; third, to Rents and other tenant charges attributable to any period after the Closing which are past due on the date of receipt, and; finally, to Rents and other tenant charges delinquent as of Closing. Buyer shall use commercially reasonable efforts after Closing to collect all Rents in the usual course of Buyer's operation of the Property, but Buyer will not be obligated to institute any legal proceedings, including an action for unlawful detainer, or other collection procedures to collect delinquent Rents. Seller may attempt to collect any delinquent Rents owed to Seller and may institute any lawsuit or collection procedures, but may not evict the tenant; and

               (iii) with respect to any year-end reconciliations of percentage rent, retroactive rental escalations and reimbursable expenses (including common area expense reimbursements and the like) under the Lease, Seller and Buyer shall cooperate to complete such reconciliations as soon as possible after the Closing, with Seller responsible for amounts owing to the tenant under the Lease and entitled to amounts payable by the tenant under the Lease (as the case may be), with respect to periods prior to the Closing, and with Buyer responsible for amounts owing to the tenant under the Lease and entitled to amounts payable by the tenant under the Lease (as the case may be), with respect to periods from and after the Closing. With respect to any such amounts payable to Seller, Buyer shall use commercially reasonable efforts after Closing to collect all amounts in the usual course of Buyer's operation of the Property, but Buyer will not be obligated to institute legal proceedings, including an action for unlawful detainer, or other collection procedures to collect such amounts. Seller may attempt to collect any such amounts owed to Seller and may institute any lawsuit or collection procedures, but may not evict the tenant.

          (c) Seller may prosecute an appeal of the real property tax assessment for any tax years to and including the tax year in which the Closing occurs, and may take related action which Seller deems appropriate in connection therewith. Buyer shall cooperate with Seller in connection with such appeal and collection of a refund of real property taxes paid. Seller owns and holds all right, title and interest in and to such appeal and refund relating to the period prior to the Closing, and all amounts payable in connection therewith shall be paid directly to Seller by the applicable authorities. If such refund or any part thereof is received by Buyer, Buyer shall promptly pay to Seller any amounts relating to the period prior to the Closing. Any refund received by Seller shall be distributed as follows: first, to reimburse Seller and Buyer for all costs incurred in connection with the appeal; second, with respect to refunds payable to the tenant pursuant to the Lease, to such tenant in accordance with the terms of such Lease; and third, to Seller to the extent such appeal covers the period prior to the Closing, and to Buyer to the extent such appeal covers the period as of the Closing and thereafter. If and to the extent any such appeal covers the period after the Closing, Buyer shall have the right to participate in such appeal.

          (d) Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of Closing shall be prorated on the basis of the parties' reasonable estimates of such amount, and shall be the subject of a final proration sixty (60) days after Closing, or as soon thereafter as the precise amounts can be ascertained. Buyer shall promptly notify Seller when it becomes aware that any such estimated amount has been ascertained. Once all revenue and expense amounts have been ascertained, Buyer shall prepare, and certify as correct, a final proration statement which shall be subject to Seller's approval. Upon Seller's acceptance and approval of any final proration statement submitted by Buyer, such statement shall be conclusively deemed to be accurate and final.

          (e)  The provisions of this Section 4.4 shall survive Closing.

          Section 4.5. Transaction Taxes and Closing Costs.
                       -----------------------------------

          (a) Seller and Buyer shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance;

          (b) Seller shall pay the fees of any counsel representing Seller in connection with this transaction. Seller shall also pay the following costs and expenses:

               (i) one-half (1/2)of the escrow fee, if any, which may be charged by the Escrow Holder or Title Company;

               (ii) the premium for a CLTA Owner's Policy of Title Insurance to be issued to Buyer by the Title Company at Closing;

               (iii)     one-half (1/2) of the fees for recording the Deed;

               (iv) any documentary transfer tax or similar tax which becomes payable by reason of the transfer of the Property;

               (v)       the fees for Seller's Broker, if any, identified in
Article VIII hereof.

          (c) Buyer shall pay the fees of any counsel representing Buyer in connection with this transaction. Buyer shall also pay the following costs and expenses:

               (i) one-half (1/2) of the escrow fee, if any, which may be charged by the Escrow Holder or Title Company;

               (ii) the premium for the ALTA Extended Coverage Owner's Policy of Title Insurance to be issued to Buyer by the Title Company at Closing, and the fee for all endorsements thereto, to the extent that those costs exceed the cost of a CLTA Standard Coverage Owner's Policy;

               (iii)     one- half (1/2) of the fees for recording the Deed;

               (iv)      the cost of the Survey.

          (d) The Personal Property is included in this sale without charge, except that Seller shall be obligated to pay the amount of any and all sales or similar taxes payable in connection with the transfer of the Personal Property;

          (e) All costs and expenses incident to this transaction and the Closing hereof, and not specifically described above, shall be paid by the party incurring same; and

          (f)  The provisions of this Section 4.5 shall survive the Closing.

          Section 4.6. Conditions Precedent to Obligation of Buyer. The
                       -------------------------------------------
obligation of Buyer to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Buyer in its sole discretion:

          (a) Seller shall have delivered to Buyer and Escrow Holder, as required, all of the items required to be delivered pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof;

          (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

          (c) Seller shall have performed and observed in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

          Section 4.7. Conditions Precedent to Obligation of Seller. The
                       --------------------------------------------
obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

          (a) Seller shall have received the Purchase Price as adjusted as provided herein, and payable in the manner provided for in this Agreement;

          (b) Buyer shall have delivered to Seller or Escrow Holder, as required, all of the items required to be delivered pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof;

          (c) All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

          (d) Buyer shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Buyer as of the date of Closing.

                                  ARTICLE V.

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

          Section 5.1. Representations and Warranties of Seller. Seller hereby
                       ----------------------------------------
makes the following representations and warranties to Buyer as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.2(c)(i) hereof:

          (a)  Organization and Authority. Seller has been duly organized and is
               --------------------------
validly existing under the laws of the State of California. Seller has the full right and authority to enter into this Agreement and to transfer each of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Seller is authorized to do so.

          (b)  Pending Actions. There is no action, suit, arbitration,
               ---------------
unsatisfied order or judgment, government investigation or proceeding pending, or to Seller's knowledge, threatened against Seller which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement. Except as set forth on Exhibit O attached hereto, there is no litigation which has been filed
         ---------
against Seller that arises out of the ownership of the Property and would materially affect the Property or use thereof, or Seller's ability to perform hereunder.

          (c)  Operating Agreements. The Operating Agreements listed on
               --------------------
Exhibit D are all of the agreements concerning the operation and maintenance of
---------
the Property entered into by Seller and affecting the Property, except those Operating Agreements that are not assignable or are to be terminated by Seller within thirty (30) days after the Closing, and except any agreement with Seller's property manager, which shall be terminated by Seller.

          (d)  Lease Brokerage. There are no agreements with brokers providing
               ---------------
for the payment from and after the Closing by Seller or Seller's successor-in-interest of leasing commissions or fees for procuring tenants with respect to the Property, except as disclosed in Exhibit P hereto.
                ---------

          (e)  Condemnation.  Seller has received no written notice of any
               ------------
condemnation proceedings relating to the Property.

          (f)  Notice of Violations. Seller has not received written notice of
               --------------------
any uncured violation of any federal, state or local law or code relating to the use or operation of the Property which would materially adversely affect the Property or use thereof, except as related to that portion of the work which has been or will be completed by Seller prior to Closing pursuant to the OREDS Letter and underlying structural reports or as set forth on Exhibit Q attached
                                                            ---------
hereto.

          (g)  Leases.  The rent roll attached hereto as Exhibit R is accurate
               ------                                    ---------
in all material respects and lists all of the leases, licenses and occupancy agreements currently affecting all or any portion of the Real Property.

          (h)  Authorization. This Agreement has been, and on the Closing Date,
               -------------
all documents to be executed by Seller hereunder will have been, duly authorized, executed and delivered by Seller, and constitute and will constitute the valid and binding obligations of Seller enforceable against it in accordance with their respective terms.

          (i)  No Consents Required. No consent, approval or other authorization
               --------------------
of, or registration, declaration or filing with, any governmental authority is required for the due execution and delivery of this Agreement, and/or any of the documents to be executed by Seller hereunder, or for the performance by or the validity or enforceability thereof against Seller, other than the recording or filing for recordation of the Deed.

          (j)  Zoning.  Seller has obtained all consents, permits, licenses,
               ------
approvals and authorizations from governmental authorities or other third parties which are necessary to permit the conveyance of the Property in accordance with the provisions of this Agreement and the use of the Property for its current use and for all uses contemplated under the Lease, which is in full force and effect, and the Property is in compliance with all applicable zoning ordinances and the Permitted Exceptions.

          (k)  No Violations. The execution and delivery of this Agreement, and
               -------------
all other documents to be executed by Seller hereunder, compliance with the provisions hereof and thereof and the consummation of the transactions contemplated hereunder and thereunder will not, to Seller's knowledge, result in
(a) a breach or violation of (i) any governmental requirement applicable to Seller or the Property now in effect; (ii) the organizational documents of Seller; (iii) any judgment, order or decree of any governmental authority binding upon Seller; or (iv) any agreement or instrument to which Seller is a party or by which it is bound; (b) the acceleration of any obligation of Seller; or (c) the creation of any lien, encumbrance or other matter affecting title (other than the Permitted Exceptions) to the Property.

          (l)  Use Permitted. Current local zoning ordinances, general plans and
               -------------
other applicable land use regulations and all private covenants, conditions and restrictions, if any, affecting the Property, permit the transfer of the Property and the use of the Property for its current use (and reconstruction and resumption of use in the event of damage, destruction, or cessation of use) as a matter of right for an unlimited time period and not merely as a legal non-conforming use.

          (m)  Environmental Matters. Subject to the tank removal report
               ---------------------
identified on Exhibit I attached hereto, as to hazardous substances:
              ---------

               (i) Seller has no knowledge of any underground tanks or hazardous substances currently located on the Property, that such tanks have ever been located on the Property or that hazardous substances have ever been present, used, stored, treated, released from or disposed of on the Property;

               (ii) no enforcement, cleanup, removal or other governmental or regulatory actions have, at any time, been instituted or, to Seller's knowledge, threatened with respect to the Property;

               (iii) there is no current or, to Seller's knowledge, prior violation or state of noncompliance with any environmental law relating to hazardous substances with respect to the Property;

               (iv) no claims have been made or, to Seller's knowledge, threatened by any third party with respect to the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or related to any hazardous substance; and

               (v) to Seller's knowledge, there are no current or prior businesses engaged in the storage, treatment or disposal of hazardous substances on any property adjacent to the Property.

          (n)  Special Risk Areas. To Seller's knowledge the Property is not
               ------------------
located within an area of special risk with respect to natural or man-made disasters or hazards, including any flood hazard area.

          (o)  Utilities.  To Seller's knowledge all public utilities, including
               ---------
telephone, gas, electric power, sanitary and storm sewer and water, are available for connection at the boundaries of the Property; such utilities are adequate for the current use of the Property; and the means of ingress and egress, parking, access to public streets and drainage facilities are adequate for the current use of the Property.

          (p)  Legal Parcel. To Seller's knowledge the Property is a legal lot
               ------------
or parcel which for all purposes may be mortgaged, conveyed and otherwise dealt with as separate parcel and is taxed as a separate parcel.

          (q)  Tax Withholding. Buyer is not required to withhold taxes from the
               ---------------
payment of sale proceeds to Seller under the Internal Revenue code or any applicable state, commonwealth or local tax laws.

          (r)  Contiguous Property. Neither Seller nor any affiliate of Seller
               -------------------
is retaining any contiguous or adjacent property to the Property.

          (s)  Physical Condition.  To Seller's knowledge, there is no existing
               ------------------
patent or latent structural or other physical defect of deficiency in the condition of the Property, or any component or portion thereof, that would or could impair or impose costs upon the use, occupancy or operation of the Property, and that has not been fully corrected, or will not be fully corrected pursuant to that work which is to be completed pursuant to the OREDS Letter and underlying structural reports. Subject to the OREDS Letter, to Seller's knowledge there is no defect or deficiency in the Improvements, the structural elements thereof, the mechanical systems (including, without limitation, all HVAC System, plumbing, electrical, elevator, security, utility and sprinkler systems) therein.

          (t)  Improvements. To Seller's knowledge, the Improvements were
               ------------
completed and installed in accordance with the plans and specifications therefor being delivered by Seller to Buyer hereunder, which were approved by all governmental authorities having jurisdiction thereover, and do not violate any governmental laws, ordinances, rules or regulations other than as will be corrected by work to be performed by Seller pursuant to the OREDS Letter and underlying structural reports.

          (u)  Rezoning. There is not now pending, and Seller has no knowledge
               --------
of, any threatened proceeding for the rezoning of the Property or any portion thereof, or the taking of any other action by governmental authorities that would have an adverse or material impact on the value of the Property or use thereof.

          (v)  Easements and Other Agreements. To Seller's knowledge, Seller is
               ------------------------------
not in default in complying with the terms and provisions of any of the covenants, conditions, restrictions, right-of-way or easements constituting one or more of the Permitted Exceptions.

          (w)  Soil Condition. To Seller's knowledge, the soil condition of the
               --------------
Land is such that it will support all of the Improvements for the foreseeable life of the Improvements, without the need for unusual or new sub-surface excavations, fill, footings, caissons or other installations. To Seller's knowledge, the Improvements, as built, were constructed in a manner compatible with the soil condition at the time of construction, and all necessary excavations, fill, footings, caissons or other installations were then and have since been provided. There are no adverse geological or soil conditions affecting the Property.

          (x)  Tenant Leases. With respect to the Lease and the tenant
               -------------
("Tenant") listed on the Rent Roll provided to Buyer by Seller, and subject to the OREDS Letter:

               (i) The Lease is in full force and effect strictly according to the terms set forth therein and in the Rent Roll, and have not been modified, amended, or altered, in writing or otherwise. Tenant is legally required to pay all sums and perform all obligations set forth in the Lease, without concessions, abatements, offsets or other bases for relief or adjustment.

               (ii) All obligations of the lessor under the Lease that accrue to the date of Closing have been performed including, but not limited to, all required tenant improvements, cash or other inducements, rent abatements or moratoria, installations and construction (for which payment in full has been made in all cases), and the Tenant has, to Seller's knowledge, unconditionally accepted lessor's performance of such obligations. To Seller's knowledge, the Tenant has asserted no offsets, defenses or claims available against Rent payable by it or other performance or obligations otherwise due from it under the Lease. No portion of any Rent due and payable by Tenant represents or constitutes a reimbursement of a tenant improvement or of construction costs incurred by Seller. A true, complete and correct summary of the terms and provisions of all concessions granted by Seller to Tenant (including but not limited to any and all free rent, tenant improvement allowances, direct payments, moving allowances and buyouts of other leases) is attached hereto as Exhibit S. Except as set forth on Exhibit S there have been no other
---------                         ---------
concessions, of any nature, granted to Tenant.

               (iii) Tenant is not in default under or is in arrears in the payment of any sums or in the performance of any obligations required of it under the Lease. Tenant has not prepaid any rent or other charges.

               (iv) Except as disclosed in writing to Buyer, during the thirty-six (36) month period immediately preceding the Effective Date and the Closing Date: (1) Tenant has not, at any time, been more than thirty (30) days delinquent in its respective payment of any and all sums due under the terms of the Lease; (2) Tenant has not requested orally or in writing that Seller provide Tenant with any reduction in Tenant's monetary obligations under its Lease; (3) Tenant has not expressed to Seller orally or in writing any weakness or material decline in Tenant's financial condition, nor has Tenant requested that Seller, in its capacity as lessor, permit Tenant to sublease its leased premises except to the California Highway Patrol as described in the addendum to the Lease, or assign the Lease, or terminate the Lease on an accelerated basis; (4) Seller has not "written off" any delinquent sums owed by Tenant to satisfy its obligation to contribute to the payment of real estate taxes, common area maintenance charges, and insurance premiums; and (5) Seller has not had, nor is it currently engaged in, any dispute (whether of a formal or an informal nature) with Tenant concerning Tenant's obligations to make payments under the terms of the Lease toward real estate taxes, insurance premiums and common area maintenance charges.

               (v) Seller has no reason to believe that Tenant is, or may become, unable or unwilling to perform any or all of its obligations under the Lease, whether for financial or legal reasons or otherwise.

               (vi) Except as disclosed in writing to Buyer, neither base rent ("Base Rent"), nor regularly payable estimated Tenant contributions for operating expenses, insurance premiums, real estate taxes, common area charges, and similar or other "pass through" or non-Base Rent items including, without limitation, cost-of-living or so-called "C.P.I." or other such adjustments (collectively, "Additional Rent"), nor any other item payable by Tenant under the Lease has been heretofore prepaid for more than one (1) month nor shall it be prepaid between the Effective Date and the Closing Date for more than one (1) month.

               (vii) To Seller's knowledge, no guarantor(s) of the Lease has been released or discharged, voluntarily or involuntarily, or by operation of law, from any obligation under or in connection with the Lease or any transaction related thereto.

               (viii) There are no brokers' commissions, finders' fees, or other charges payable or to become payable to any third party on behalf of Seller as a result of or in connection with the Lease or any transaction related thereto, including, but not limited to, any exercised or unexercised option(s) to expand or renew.

               (ix) Tenant has no right to renew or extend the term of the Lease. Tenant has no: (1) option to purchase the Land or Improvements; or (2) right of first refusal to purchase the Land or Improvements or to lease additional space in the Improvements.

          (y)  Material Facts. To Seller's knowledge neither this Agreement nor
               --------------
any certificate, statement or other document furnished or to be furnished to Buyer by or on behalf of Seller in connection with the transactions contemplated hereunder and the Exhibits hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          (z)  Tenant has not paid any security deposit under the Lease.

          Section 5.2. Knowledge Defined. References to the "knowledge" of
                       -----------------
Seller shall refer only to the actual knowledge of the Designated Employees (as hereinafter defined) of Seller or Seller's property manager, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any affiliate of Seller, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof. As used herein, the term "Designated Employees" shall refer to Burrel Magnusson, Karen Fredericks, and
 --------------------
Larry Martinez, who are the only personnel likely to have detailed knowledge of the Property.

          Section 5.3. Survival of Seller's Representations and Warranties. The
                       ---------------------------------------------------
representations and warranties of Seller set forth in Section 5.1 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one (1) year.

          Section 5.4. Covenants of Seller. Seller hereby covenants with Buyer
                       -------------------
as follows:

          (a) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof, and Seller further will not create nor permit the creation of any title exceptions such as easements or liens to encumber the Property without Buyer's prior written approval. Seller has commenced and/or completed some of the works of improvement described in paragraph I of the OREDS Letter but is not obligated hereunder to complete such work;

          (b) Except as provided hereinbelow, Seller agrees not to amend, renew or expand the Lease or enter into any new Lease between the Effective Date and the Closing without the prior written approval of Buyer. Seller will submit to Buyer, prior to execution by Seller any such amendment, renewal, expansion or new Lease and Buyer shall have ten (10) business days after its receipt thereof to notify Seller in writing of either its approval or disapproval thereof. If Buyer fails to notify Seller in writing of its approval or disapproval within the ten (10) business day period set forth above, Buyer shall be deemed to have disapproved such amendment, renewal, expansion or new Lease.

          (c) Commencing upon the Effective Date and through the first anniversary of the Closing Date, Seller shall comply with the provisions of Exhibit T hereto.
---------

          Section 5.5. Representations and Warranties of Buyer. Buyer hereby
                       ---------------------------------------
makes the following representations and warranties to Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.3(b) hereof:

          (a)  Organization and Authority.  Buyer has been duly organized and is
               --------------------------
validly existing under the laws of Delaware. Buyer has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Buyer is authorized to do so;

          (b)  Pending Actions. There is no action, suit, arbitration,
               ---------------
unsatisfied order or judgment, government investigation or proceeding pending or to Buyer's knowledge, threatened against Buyer which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

          (c)  Authorization. This Agreement has been, and on the Closing Date,
               -------------
all documents to be executed by Buyer hereunder will have been, duly authorized, executed and delivered by Buyer, and constitute and will constitute the valid and binding obligations of Buyer enforceable against it in accordance with their respective terms.

          (d)  No Violations. The execution and delivery of this Agreement, and
               -------------
all other documents to be executed by Buyer hereunder, compliance with the provisions hereof and thereof and the consummation of the transactions contemplated hereunder and thereunder will not result in (a) a breach or violation of (i) any governmental requirement applicable to Buyer or the Property now in effect; (ii) the organizational documents of Buyer; (iii) any judgment, order or decree of any governmental authority binding upon Buyer; or
(iv) any agreement or instrument to which Buyer is a party or by which it is bound.

          Section 5.6. Survival of Buyer's Representations and Warranties. The
                       --------------------------------------------------
representations and warranties of Buyer set forth in Section 5.5 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one (1) year.

                                  ARTICLE VI.

                                    DEFAULT
          Section 6.1. Default by Buyer. If the sale of the Property as
                       ----------------
contemplated hereunder is not consummated due to Buyer's default hereunder, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Deposit as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Deposit is a reasonable estimate thereof.

          Section 6.2. Default by Seller. If the sale of the Property as
                       -----------------
contemplated hereunder is not consummated due to Seller's default hereunder, Buyer shall be entitled, as its sole remedy, either (a) to receive the return of the Deposit, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller's obligation to convey the Property to Buyer in accordance with the terms of this Agreement.

          Section 6.3. Recoverable Damages. Notwithstanding Sections 6.1 and 6.2
                       -------------------
hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit the damages recoverable by either party against the other party due to the other party's obligation to indemnify such party in accordance with this Agreement.

                                 ARTICLE VII.

                                 RISK OF LOSS

          Section 7.1. Minor Damage. In the event of loss or damage to the
                       ------------
Property or any portion thereof which is not "Major" (as hereinafter defined), this Agreement shall remain in full force and effect provided that Seller shall, at Buyer's option, either (a) perform any necessary repairs, or (b) assign to Buyer all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller performs repairs upon the Property, Seller shall use reasonable efforts to commence and complete such repairs promptly, and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller assigns a casualty claim to Buyer, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof. Upon Closing, full risk of loss with respect to the Property shall pass to Buyer.

          Section 7.2. Major Damage. In the event of a "Major" loss or damage,
                       ------------
either Seller or Buyer may terminate this Agreement by written notice to the other party, in which event the Deposit and all interest thereon shall be returned to Buyer. If neither Seller nor Buyer elects to terminate this Agreement within ten (10) business days after Seller sends Buyer written notice of the occurrence of such Major loss or damage (which notice shall state the cost of repair or restoration thereof as opined by an architect or other qualified expert in accordance with Section

7.3 hereof), then Seller and Buyer shall be deemed to have elected to proceed with Closing. In that event Seller shall, at Buyer's option, either (a) perform any necessary repairs, or (b) assign to Buyer all of Seller's right, title and interest in and to any cla ims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to commence and complete such repairs promptly, and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller assigns a casualty claim to Buyer, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof. Upon Closing, full risk of loss with respect to the Property shall pass to Buyer.

          Section 7.3. Definition of "Major" Loss or Damage. For purposes of
                       ------------------------------------
Sections 7.1 and 7.2, "Major" loss or damage refers to the following: (a) loss
                       -----
or damage to the Property hereof such that the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect or other qualified expert selected by Seller and reasonably approved by Buyer, equal to or greater than Five Hundred Thousand Dollars ($500,000), and (b) any loss due to a condemnation which permanently and materially impairs the current use of the Property. If Buyer does not give written notice to Seller of Buyer's reasons for disapproving an architect or other qualified expert within ten (10) business days after receipt of notice of the proposed architect or other qualified expert, Buyer shall be deemed to have approved the architect or other qualified expert selected by Seller.

                                 ARTICLE VIII.

                             BROKERAGE COMMISSIONS

          With respect to the transaction contemplated by this Agreement, Seller represents that its brokers are Voit Commercial Brokerage and Essex Realty Management Inc. ("Seller's Brokers"), and Buyer represents that it is not
                  ----------------
represented by a broker. Buyer shall not be responsible for the payment of a real estate brokerage commission relative to the transaction contemplated by this Agreement, but rather Seller shall pay the full amount of any such brokerage commission owing to Seller's Brokers. Each party hereto agrees that if any person or entity, other than Seller's Brokers, makes a claim for brokerage commissions or finder's fees related to the sale of the Property by Seller to Buyer, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys' fees) in connection therewith. The provisions of this paragraph shall survive Closing or any termination of this Agreement.

                                  ARTICLE IX.

                                  DISCLAIMERS

          Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its brokers or agents to Buyer in connection with the transaction contemplated hereby.

                                   ARTICLE X.

                                 MISCELLANEOUS

          Section 10.1 Confidentiality. Buyer and its representatives shall
                       ---------------
hold in confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that Buyer may disclose (a) prior to the Closing, to the employees, lenders, consultants, accountants and attorneys of Buyer, any such data and information, if such persons agree in writing to treat such data and information confidentially, (b) on and after the Closing, to the public, the fact that Buyer has acquired the Property and the Purchase Price paid therefor, and (c) at any time, to governmental officials or other third parties (including the public, respecting information contained in public reports), any such data and information as may be required to comply with applicable laws and/or Buyer's reporting requirements. If this Agreement is terminated or Buyer fails to perform hereunder, Buyer shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein.

          Section 10.2. Public Disclosure. Prior to and after the Closing, any
                        -----------------
release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Buyer. The provisions of this Section 10.2 shall survive the Closing or any termination of this Agreement.

          Section 10.3. Assignment. Subject to the provisions of this Section
                        ----------
10.3, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. Buyer may assign its rights under this Agreement if Buyer and the proposed assignee execute and deliver to Seller an assignment and assumption of this Agreement in form and substance reasonably satisfactory to Seller. In no event shall any assignment of this Agreement release or discharge Buyer from any liability or obligation hereunder. Any transfer, directly or indirectly, of more than fifty percent (50%) of any stock, partnership interest or other ownership interest in Buyer shall constitute an assignment of this Agreement. The provisions of this Section
10.3 shall survive the Closing or any termination of this Agreement.

          Section 10.4. Notices. Any notice pursuant to this Agreement shall be
                        -------
given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sen t in accordance herewith. Any notice so given shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Buyer:     Kilroy Realty, L.P.
                 2250 East Imperial Highway
                 El Segundo, California  90245
                 Attention:  Jeffrey C. Hawken
                 Telephone No. (213) 772-1193
                 Facsimile No. (310) 322-5981

with a copy to:  Latham & Watkins
                 650 Town Center Drive
                 20th Floor
                 Costa Mesa, California  92626
                 Attention: Bruce A. Tester
                 Telephone No. (714) 540-1235
                 Facsimile No. (714) 755-8290

If to Seller:    Pullman Carnegie Associates
                 c/o Essex Realty Management, Inc.
                 3146 Redhill Avenue, Suite 150

                 Costa Mesa, California 92626
                 Attention: Burrel Magnusson
                 Telephone No. (714) 540-5188
                 Facsimile No. (714) 540-3741


with a copy to:  Allen, Matkins, Leck, Gamble & Mallory
                 88 Kearny Street, Suite 1750
                 San Francisco, California 94108
                 Attention: Richard C. Mallory
                 Telephone No. (415) 837-1515
                 Facsimile No. (415) 837-1516

If to Escrow Holder:  Commerce Escrow Company
                      1545 Wilshire Blvd., Suite 600
                      Los Angeles, California 90017
                      Attention: Mark Minsky or Phil Graff
                      Telephone No. (213) 484-0855
                      Facsimile No. (213) 484-0417

          Section 10.5. Modifications. This Agreement cannot be changed orally,
                        -------------
and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

          Section 10.6. Entire Agreement. This Agreement, including the exhibits
                        ----------------
and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter, other than any confidentiality agreement executed in connection with the Property.

          Section 10.7. Further Assurances. Each party agrees that it will
                        ------------------
execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement. The provisions of this Section 10.7 shall survive Closing.

          Section 10.8. Counterparts. This Agreement may be executed in
                        ------------
counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

          Section 10.9. Facsimile Signatures. In order to expedite the
                        --------------------
transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement or any document delivered pursuant hereto. Seller and Buyer intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

          Section 10.10. Severability. If any provision of this Agreement is
                         ------------
determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

          Section 10.11. Applicable Law. This Agreement shall be governed by and
                         --------------
construed in accordance with the laws of the State in which the Property is located. Buyer and Seller agree that the provisions of this Section 10.11 shall survive the Closing or any termination of this Agreement.

          Section 10.12. No Third Party Beneficiary. The provisions of this
                         --------------------------
Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party; and, accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

          Section 10.13. Captions. The section headings appearing in this
                         --------
Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

          Section 10.14 Construction. The parties acknowledge that the parties
                        ------------
and their counsel have reviewed and revised this Agreement and that the normal rule of construction to take effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

          Section 10.15. Recordation. This Agreement many not be recorded by any
                         -----------
party hereto without the prior written consent of the other party hereto. The provisions of this Section 10.15 shall survive the Closing or any termination of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

PULLMAN CARNEGIE ASSOCIATES,
a California limited partnership


By:  Bay-Santa Ana Partners,
     a California limited partnership, its General Partner

     By:  Bay Development Corporation,
          a California corporation, its General Partner


          By:    /s/ Burrel D. Magnusson
                 ----------------------------
          Name:  Burrel D. Magnusson
          Its:   President


BUYER:

KILROY REALTY, L.P., a Delaware
limited partnership

By:  KILROY REALTY CORPORATION,
     a Maryland corporation, its General Partner


     By:  /s/ Jeffrey C. Hawken
          -----------------------------------
     Name: Jeffrey C. Hawken
          -----------------------------------
     Its:  Executive Vice President
          -----------------------------------

                                ACKNOWLEDGMENTS
                                ---------------

          Escrow Holder executes this Agreement below solely for the purpose of acknowledging that it agrees to be bound by the provisions of Sections 1.4, 1.5,
1.6 and 1.7 hereof and Article IV hereof.



ESCROW HOLDER:

COMMERCE ESCROW COMPANY


By:    ______________________________________
Name:  ______________________________________
Title: ______________________________________


          Weyerhaeuser Venture Co. executes this Agreement below in its individual corporate capacity solely for the purpose of acknowledging that it agrees to be bound by the provisions of Section 1.4(b) hereof.

WEYERHAEUSER VENTURE CO., a
Nevada corporation

     By:    /s/ Robert J Plavchak
            _______________________________
     Name:  Robert J Plavchak
     Its    Senior Vice President


     By:     /s/ Stephen M. Margolin
            -------------------------------
     Name:   Stephen M. Margolin
            -------------------------------
     Its:    Executive Vice President
            -------------------------------

                                   EXHIBIT A

                              DESCRIPTION OF LAND

          Parcel 1, in the City of Santa Ana, County of Orange, State of California, as shown on Map filed in Book 60, Page 40 of Parcel maps, in the office of the County Recorder of Orange County, California.

                                   EXHIBIT B

                           LIST OF PERSONAL PROPERTY


                                     NONE

                                   EXHIBIT C

                          FORM OF ASSIGNMENT OF LEASE


          THIS ASSIGNMENT OF LEASE (the "Assignment") is made as of this ____ day of June, 1997 between PULLMAN CARNEGIE ASSOCIATES, a California limited partnership ("Assignor"), and KILROY REALTY, L.P., a Delaware limited partnership ("Assignee").

          Assignor is the owner of that certain real property located in the City of Santa Ana, County of Orange, State of California, more particularly described in Schedule 1 attached hereto (the "Property"). Assignor hereby
             ----------
assigns, transfers, sets over and conveys to Assignee all of Assignor's right, title and interest in, to and under that certain lease, as amended, described on

Schedule 2 attached hereto and incorporated herein by this reference (the
----------
"Lease").

          Assignee does hereby assume and agree to perform all of Assignor's obligations under or with respect to the Lease accruing from and after the date hereof, including without limitation, any and all obligations to pay leasing commissions and finder's fees which are due or payable after the date hereof with respect to the Lease. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignee's obligations hereunder.

          Assignor shall remain liable for all of Assignor's obligations under or with respect to the Lease accruing prior to the date hereof. Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of related to any breach or default in Assignor's obligations hereunder.

          This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

          This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.

ASSIGNOR:

PULLMAN CARNEGIE ASSOCIATES,
a California limited partnership


By:  Bay-Santa Ana Partners,
     a California limited partnership, its General Partner

     By:  Bay Development Corporation,
          a California corporation, its General Partner


          By:   ____________________________
          Name: Burrel D. Magnusson
          Its:  President


ASSIGNEE:

KILROY REALTY, L.P., a Delaware limited partnership

By:  KILROY REALTY CORPORATION, a
     Maryland corporation, its General Partner


     By:    ________________________________
     Name:  ________________________________
     Title: ________________________________

                                   SCHEDULE 1

                               LEGAL DESCRIPTION
                               -----------------

          Parcel 1, in the City of Santa Ana, County of Orange, State of California, as shown on Map filed in Book 60, Page 40 of Parcel maps, in the office of the County Recorder of Orange County, California.

                                   SCHEDULE 2
                                     LEASE
                                     -----


1. Lease dated April 28, 1988 executed between Pullman Carnegie Associates ("Landlord") and State of California ("Tenant") for those premises located at 2501 Pullman Avenue, Santa Ana, California, and 1700 Carnegie Avenue, Santa Ana, California.

2. First Amendment to Lease dated ___________, executed between Landlord and Tenant.

3. Second Amendment to Lease dated _________, executed between Landlord and Tenant.

                                   EXHIBIT D
                          LIST OF OPERATING AGREEMENTS


           VENDOR               AGREEMENT                                                    CANCELLATION
            NAME                  DATE         PURPOSE                    TERM                  CLAUSE
Avila Landscape                  11/12/89   Landscaping $1,000/mo.                        30 day written notice

Contemporary                      4/11/89   HVAC                                          30 day written notice
Heating & Air                               Bldg. A $1,095/qtr.
                                            Bldg. B $1,155/qtr

                                 10/20/92   HVAC                                          30 day written notice
                                            Cooling Tower $225/mo.

                                  2/12/97   HVAC "TMC" $720/qtr                           30 day written notice

West Coast                         1/7/88   Sweeping                                      30 day written notice
Sweeping                                    $85.00

Am-Tech                          10/17/95   Elevator Main.                                30 day written notice
Elevator                                    Bldg. A $125
                                            Bldg. B $125


Wells Fargo                       7/13/87   Fire Alarm                    5 yrs.          Terminates 12/4/97
                                            Monitoring                                    then 30 day notice

Telewatch                         12/1/96   Elevator phone monitoring     1 yr.           Terminates  12/31/97
                                            $60/qtr.

Firemaster                           6/92   Sprinkler Maintenance                         60 days notice
                                            Inspections $175/qtr.
                                            Annual test of precaution
                                            System $400.00


                                   EXHIBIT E

                    OREDS LETTER AND RELATED CORRESPONDENCE


1. Letter from Karen Fredericks of Essex Realty to Tony Macris of OREDS dated May 13, 1997.

2. Letter from Robert Lawson of Robert Lawson, Structural Engineers to Karen Fredericks of Essex Realty dated December 16, 1996.

3. Letter from Bill Casella of Pacific Building to Karen Fredericks of Essex Realty dated December 16, 1996.

4. Letter from Bill Casella of Pacific Building to Karen Fredericks of Essex Realty dated December 3, 1996.

5. Letter from Randy Peterson of Contemporary Heating & Air Conditioning to Pullman Carnegie Associates dated December 3, 1996.

6. Letter from Kenneth Kaino of Tsuchiyama & Kaino to Burrel Magnusson of Essex Realty dated November 21,1996.

7. Letter from Tony Macris of OREDs to Burrel Magnusson and Karen Fredericks of Essex Realty dated November 13, 1996.

8. Letter from Robert Lawson of Robert Lawson, Structural Engineers to Michael Lawson of Pacific Building dated October 3, 1996.

9. Report from Mark Gorman of Dames & Moore to Joel McRonald, Division of State Architect dated August 9, 1996.

                                   EXHIBIT F

                            FORM OF QUIT CLAIM DEED

                                   EXHIBIT G

                       ESCROW HOLDER'S GENERAL PROVISIONS

                                   EXHIBIT H

                         LIST OF ENVIRONMENTAL REPORTS

1. Report on Tank Removal Operations/Investigation, dated April 3, 1987, by Hydrotech Consultants Inc.

                                   EXHIBIT I

                              TENANT ESTOPPEL FORM


June ___, 1997

KILROY REALTY, L.P.
2250 East Imperial Highway
El Segundo, California  90245

PULLMAN CARNEGIE ASSOCIATES
c/o Essex Realty Management, Inc.
3146 Redhill Avenue, Suite 150
Costa Mesa, California 92626

          Re: Lease dated April 28, 1988 executed between Pullman Carnegie Associates ("Landlord"), and State of California ("Tenant") , for those premises located at 2501 Pullman Avenue, Santa Ana, California, and 1700 Carnegie Avenue, Santa Ana, California as amended and/or extended (the "Lease").

Gentlemen:

          The following information is furnished in lieu of an Estoppel Certificate requested by you. It is not the policy of the State of California to execute Estoppel Certificate Documents; however, we do acknowledge the following:

1. Under the Lease, the State of California, by and through its duly appointed, qualified and acting Director of General Services, leases from certain premises described in said Lease.

2. The State leases approximately 124,921 net square feet of office space for a term commencing on May 1, 1989 and ending on April 30, 1999. The State may terminate the Lease at any time effective on or after by giving written notice to Landlord at least 30 days prior to the date when such termination shall become effective.

3. The present monthly rent for the facilities is $188,006.11 which is paid in arrears on the last day of each month. A portion of the monthly rental is subject to adjustment by any increase or decrease of the Consumer Price Index (CPI) in accordance with Paragraph 31 of the Lease.

4.   The Lease is in full force and effect.

5. At the present time, the State has no apparent claim against Landlord which might be set off by accruing rentals.

6.   No advance rental or deposit has been paid by State to Landlord.

7. This letter may be relied upon by any lender which finances or refinances all or any portion of the purchase price of the Property, or any lender of Buyer who disburses loan proceeds based upon the collateralization of the Property to secure said loan.

          If you have any further questions concerning the Lease, please do not hesitate to contact me. Should any changes occur regarding the terms of the Lease in the future, the State will acknowledge appropriate and legally sufficient notification and/or documentation received in that event and proceed accordingly. Any such notification and/or documentation should be mailed to the State in accordance with Lease Paragraph 5.

                       Sincerely,

                       Real Estate Officer

                                   EXHIBIT J

                                  FORM OF DEED


RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

LATHAM & WATKINS
650 Town Center Drive, 20th Floor
Costa Mesa, California  92626-1925
Attn:  Bruce Tester, Esq.
--------------------------------------------------------------------------------
                              (Space Above This Line For Recorder's Use Only)

                                   GRANT DEED

          FOR VALUE RECEIVED, PULLMAN CARNEGIE ASSOCIATES, a California limited partnership, hereby grants to KILROY REALTY, L.P., a Delaware limited partnership, all of its right, title and interest in and to that certain real property situated in the City of Santa Ana, County of Orange, State of California, described on Schedule 1 attached hereto and by this reference incorporated herein.

          SAID PROPERTY IS CONVEYED SUBJECT TO; (a) All liens, encumbrances, easements, covenants, conditions and restrictions of record; (b) All matters which would be revealed or disclosed in an accurate survey of the Property; and
(c) Interests of tenants in possession.

          IN WITNESS WHEREOF, the undersigned has executed this Grant Deed dated as of _________________________, 19__.

                           PULLMAN CARNEGIE ASSOCIATES,
                           a California limited partnership

                           By:  Bay-Santa Ana Partners,
                                a California limited partnership, its General Partner

                                By:  Bay Development Corporation, a
                                     California corporation, its General Partner

                                     By:    ________________________________
                                     Name:  Burrel D. Magnusson
                                     Its:   President

                                   SCHEDULE 1
                               LEGAL DESCRIPTION
                               -----------------

          Parcel 1, in the City of Santa Ana, County of Orange, State of California, as shown on Map filed in Book 60, Page 40 of Parcel maps, in the office of the County Recorder of Orange County, California.

STATE OF CALIFORNIA )
                    )    ss.
COUNTY OF           )

On __________________________, 1997 before me, __________________________, a notary public in and for said State, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature                                  (Seal)

                                   EXHIBIT K

                              FORM OF BILL OF SALE


          FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, PULLMAN CARNEGIE ASSOCIATES, a California limited partnership ("Seller") does hereby sell and convey to KILROY REALTY, L.P., a Delaware limited partnership ("Buyer"), any and all of Sellers' right, title and interest in and to all tangible personal property located upon the land described on Schedule 1 attached hereto and hereby made a part hereof (the
             ----------
"Land") or within the improvements located thereon, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller (excluding cash and any software), used exclusively in the operation of the Land and/or the improvements located thereon.

          TO HAVE AND TO HOLD all of said personal property unto Buyer, its successors and assigns, to its own use forever.

          IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the ____ day of June, 1997.

                     SELLER:


                     PULLMAN CARNEGIE ASSOCIATES,
                     a California limited partnership

                     By:  Bay-Santa Ana Partners,
                          a California limited partnership, its General
                          Partner

                          By:  Bay Development Corporation, a
                               California corporation, its General
                               Partner

                               By:    ___________________________
                               Name:  Burrel D. Magnusson
                               Its:   President

                                   SCHEDULE 1
                               LEGAL DESCRIPTION
                               -----------------


          Parcel 1, in the City of Santa Ana, County of Orange, State of California, as shown on Map filed in Book 60, Page 40 of Parcel maps, in the office of the County Recorder of Orange County, California.

                                   EXHIBIT L

                        FORM OF ASSIGNMENT OF CONTRACTS


          THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND INTANGIBLES (the "Assignment") is made as of this ____ day of June, 1997 between PULLMAN CARNEGIE ASSOCIATES, a California limited partnership ("Assignor"), and KILROY REALTY, L.P., a Delaware limited partnership ("Assignee").

          Assignor is the owner of that certain parcel of Real Property located in the City of Santa Ana, County of Orange, State of California, more particularly described in Schedule 1 attached hereto and incorporated herein by
                          ---------
reference (the "Property"). Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor's right, title and interest, to the extent assignable, in, to and under any and all of the following:

          (i)       the contracts and agreements listed and described on
                    Schedule 2 attached hereto and incorporated herein by this
                    ----------
                    reference (the "Contracts");

          (ii) all existing warranties and guaranties (express or implied) issued to Assignor in connection with the improvements or the personal property being conveyed to Assignee by Bill of Sale on the date hereof; and

          (iii) all existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property.

All items described in (i), (ii) and (iii) above are hereinafter collectively referred to as "Intangible Property."

          Assignee does hereby assume and agree to perform all of Assignor's obligations under the Contracts and Intangible Property accruing from and after the date hereof. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignee's obligations hereunder. Assignor shall remain liable for all of Assignor's obligations under the Contracts and Intangible Property accruing prior to the date hereof. Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all liabilities, losses, costs , damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignor's obligations hereunder.

          This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

          This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.

                    ASSIGNOR:

                     PULLMAN CARNEGIE ASSOCIATES,
                     a California limited partnership

                     By:  Bay-Santa Ana Partners,
                          a California limited partnership, its General
                          Partner

                          By:  Bay Development Corporation, a
                               California corporation, its General
                               Partner

                               By:________________________________________
                               Name:  Burrel D. Magnusson
                               Its:   President

                    ASSIGNEE:

                    KILROY REALTY, L.P., a Delaware limited
                    partnership

                    By:  KILROY REALTY CORPORATION, a
                         Maryland corporation, its General Partner


                         By:   ___________________________________________
                         Name: ___________________________________________
                         Its:  ___________________________________________

                                   SCHEDULE 1
                               LEGAL DESCRIPTION
                               -----------------


          Parcel 1, in the City of Santa Ana, County of Orange, State of California, as shown on Map filed in Book 60, Page 40 of Parcel maps, in the office of the County Recorder of Orange County, California.

                                   SCHEDULE 2
                                   CONTRACTS
                                   ---------

                                [To be attached]

                                  EXHIBIT M-1

                           FORM OF FIRPTA CERTIFICATE

                    CERTIFICATE REGARDING FOREIGN INVESTMENT
                    ----------------------------------------
                            IN REAL PROPERTY TAX ACT
                            ------------------------

                              (ENTITY TRANSFEROR)


          Section 1445 of the Internal Revenue Code provides that the transferee of a United States property interest must withhold tax if the transferor is a foreign person. To inform Kilroy Realty, L.P. ("Buyer") that withholding of tax is not required upon the disposition of a United States real property interest by Pullman Carnegie Associates, a California limited partnership ("Seller"), and with the knowledge that Buyer will rely upon the following statements, Seller hereby certifies the following facts to Buyer:

          1. Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

          2. Seller's United States Employer Identification Number/Social Security Number is: _______________.

          3.   Seller's office/home address is __________________________
               ___________________________________________________________
               ___________________________________________________________.

          Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

          Under penalty of perjury, the undersigned declare that I/we have examined this Certificate and, to the best of my/our knowledge and belief, it is true, correct and complete, and I/we further declare that I/we have authority to sign this document on behalf of Seller.

Dated as of ________, 1997  SELLER:

                            PULLMAN CARNEGIE ASSOCIATES,
                            a California limited partnership

                            By:  Bay-Santa Ana Partners,
                                 a California limited partnership, its General Partner

                                 By:  Bay Development Corporation, a
                                      California corporation, its General
                                      Partner

                                      By:    _______________________________
                                      Name:  Burrel D. Magnusson
                                      Its:   President

                                  EXHIBIT M-2

                         FORM OF CALFIRPTA CERTIFICATE

                                   EXHIBIT N

                             FORM OF TENANT NOTICE

TENANT NOTIFICATION LETTER

June 24, 1997

TO:  State of California, Department of General Services

RE:  Notification Regarding Change of Ownership

This letter is to notify you as a Tenant at 2501 Pullman Avenue and 1700 Carnegie Avenue, Santa Ana, California (the "Property"), that the Property has been sold by Pullman Carnegie Associates, a California limited partnership ("Seller"), to Kilroy Realty, L.P., a Delaware limited partnership ("Buyer"). As of the date hereof, your Lease has been assigned by Seller to Buyer. From the date of this letter, any and all unpaid rent as well as all future rent, or any other amounts due under the terms of your Lease, shall be directed as follows:

               TO:       KILROY REALTY, L.P.

               ATTN:     Jeffrey C. Hawken
                         2250 East Imperial Highway
                         El Segundo, CA  90245

          Any and all payments of rent (or other sums due under your Lease) hereafter paid to any party other than Buyer shall not relieve you of the obligation of making said payment to Buyer.

SELLER:                                                 BUYER:

PULLMAN CARNEGIE ASSOCIATES,                            KILROY REALTY, L.P.,
a California limited partnership                        a Delaware limited partnership

By:  Bay-Santa Ana Partners,                            By:  KILROY REALTY
     a California limited partnership, its General           CORPORATION, a Maryland
                                                             corporation, its General Partner

     By:  Bay Development  Corporation, a               By:     __________________________________
          California corporation, its General           Name:   __________________________________
          Partner                                       Its:    __________________________________

          By:    _________________________________
          Name:  Burrel D. Magnusson
          Its:   President


                                   EXHIBIT O

                          LIST OF SPECIFIED LITIGATION


                                      NONE

                                   EXHIBIT P

                          LIST OF BROKERAGE AGREEMENTS

          1.  Sale listing with Voit Commercial.

                                   EXHIBIT Q

                           LIST OF VIOLATION NOTICES


                                      NONE

                                   EXHIBIT R

                                   RENT ROLL


                                [TO BE ATTACHED]

                                   EXHIBIT S

                      CERTAIN TENANT COSTS AND COMMISSIONS


                                      NONE

                                   EXHIBIT T

                           8-K AND AUDIT REQUIREMENTS

          For the period of time commencing on the Effective Date and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Buyer, provide Buyer and its representatives, agents and employees with access to all financial and other information pertaining to the period of Seller's ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of Buyer's outside, third party accountants (the "Accountants"), to enable Buyer and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"); (b) any other rule issued by the Commission and applicable to Buyer, and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer; provided, however, that in any such event(s), Buyer shall reimburse Seller for those third party, out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement. Seller shall provide such information, and documentation on a per-building basis, if available. Seller agrees to provide the following information and documentation that Buyer and the Accountants may require in order to comply with (a), (b) and (c) above:

          1. Rent rolls for the calendar month in which the Closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which the Closing occurs;

          2. Seller's written analysis of both (a) scheduled increases in base rent required under the Lease in effect on the Closing Date; and (b) rent concessions imposed by the Lease, and the straight line effect of (a) and (b);

          3.   Seller's internally-prepared operating statements;

          4.   Most currently available real estate tax bills;

          5. Access to Seller's cash receipt journal(s)) and bank statements for the Property;

          6.   Seller's general ledger with respect to the Property;

          7. Seller's schedule of expense reimbursements required under the Lease in effect on the Closing Date;

          8. Schedule of those items of repairs and maintenance performed by, or at the direction of Seller, during Seller's final fiscal year in which Seller owns and operates the Property (the "Final Fiscal Year");

          9. Schedule of those capital improvements and fixed asset additions made by, or at the direction of, Seller during the Final Fiscal Year;

          10. Access to Seller's invoices with respect to expenditures made during the Final Fiscal Year;

          11. Access (during normal and customary business hours) to responsible personnel to answer accounting questions; and

          12. A representation letter in such form as is reasonably required by Buyer, signed by the individual(s) responsible for Seller's financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required to assist the Accountants in rendering an opinion on such financial statements.

                                      2